UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
First Energy Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Rhonda S. Ferguson Vice President & Corporate Secretary	76 South Main Street Akron, Ohio 44308

**** IMPORTANT REMINDER ****

April 16, 2012

Dear FirstEnergy Shareholder:

We recently sent you proxy materials for the FirstEnergy Corp. Annual Meeting of Shareholders to be held on May 15, 2012. Your vote is important, no matter how many shares you own. As a reminder, your Board of Directors unanimously recommends that shareholders vote FOR Proposals 1 through 4 and AGAINST Proposals 5 through 7.

If you have not already done so, please follow the instructions on the enclosed proxy card and vote TODAY by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the envelope provided.

Very truly yours,

REMEMBER:

You can vote your shares by telephone or via the Internet.

Please follow the instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE at 1-877-687-1866.